UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2016
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EXTERRAN CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-36875	47-3282259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas 77041
(Address of Principal Executive Offices) (Zip Code)

(281) 836-7000 Registrant’s telephone number, including area code Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.

On August 8, 2016, Exterran Corporation (the “Company”) issued a press release announcing the sale of Belleli Energy Critical Processing Equipment S.r.l. (“Belleli Energy CPE”) to Tosto S.r.l., which closed on August 5, 2016, with the sale to be effective as of August 1, 2016.

Belleli Energy CPE, headquartered in Mantova, Italy, provides engineering, procurement and manufacturing services related to the manufacturing of critical process equipment (“CPE”) for refinery and petrochemical facilities. The CPE business was previously included in our product sales segment. In conjunction with and based on the final purchase price agreed as part of the disposition, we will record impairments of long-lived assets and current assets totaling approximately $67 million during the six months ended June 30, 2016. The impairment charges will be reflected in income (loss) from discontinued operations, net of tax.

Item 8.01.	Other Events.

On August 8, 2016, Exterran Corporation issued a press release announcing the sale of Belleli Energy Critical Processing Equipment S.r.l. to Tosto S.r.l., which closed on August 5, 2016, with the sale to be effective as of August 1, 2016. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
99.1	Press release of Exterran Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

/s/ Jon C. Biro
Jon C. Biro
Senior Vice President and Chief Financial Officer
Date: August 9, 2016

Exhibit Index

Exhibit No.	Description
99.1	Press release of Exterran Corporation

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